Exhibit 23.1

Misuzu Audit Corporation	A network firm of PricewaterhouseCoopers

Misuzu Audit Corporation
Kasumigasoki Bldg., 32nd Floor
3-2-5 Kasumigaseki, Chiyoda-ku
Tokyo 100-6088, JAPAN
Telephone 81-3-5532-2100
Facsimilie 81-3-5532-2901

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 2006 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in Sony Corporation's Annual Report on Form 20-F for the year ended March 31, 2006.

/s/ Misuzu PricewaterhouseCoopers

Misuzu PricewaterhouseCoopers

(formerly ChuoAoyama PricewaterhouseCoopers)

Tokyo, Japan

November 14, 2006